UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2008

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Inform Worldwide Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

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Florida	0-29994	20-3379902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 North Green Valley Parkway, Suite 110
Henderson, NV 89014
(Address of Principal Executive Offices)

(702) 317-2300
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2008, PrimaCare Corporation (“PrimaCare”), a Florida corporation subsidiary to the Company, issued a promissory note in the principal amount of $370,000 (the “Note”), to the majority shareholder, director and chief executive officer of the Company, Ashvin Mascarenhas (the “Lender”).  The Note matures on its first anniversary date, accrues interest at a rate of seven percent (7%) per annum, and may be pre-paid at any time without penalty.  Additionally, upon certain events of default, such as payment default, bankruptcy and change of control, default interest accrues at the default interest rate of nine percent (9%) per annum and the Lender may accelerate the obligations under the Note.

The description of the Note set forth above is not complete and is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

EXHIBIT INDEX

     Exhibit Number                                                                           Description

10.1	Promissory Note issued by PrimaCare Corporation to Ashvin Mascarenhas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008	Inform Worldwide Holdings, Inc.

	By:	/s/ Ashvin Mascarenhas
	Name:	Ashvin Mascarenhas
	Title:	Chief Executive Officer